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                                                                    EXHIBIT 2(a)


                       CERTIFICATE OF AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                       AUSTIN ASSET MANAGEMENT CORPORATION


         The undersigned hereby certify that they are the duly elected and acting President and Secretary, respectively, of Austin Asset Management Corporation, a corporation organized and existing under the laws of the State of Nevada (the "Corporation"), and that, for the purpose of amending and restating its original Articles of Incorporation, which were filed with the Secretary of State of the State of Nevada on April 29, 1999, pursuant to and by virtue of Chapter 78 of the Nevada Revised Statutes, the following Amended and Restated Articles of Incorporation have been duly adopted in accordance with the provisions of Chapter 78 of the Nevada Revised Statutes.

                                  ARTICLE FIRST
                                      NAME

         The name of the corporation is AUSTIN ASSET MANAGEMENT CORPORATION. The name of the corporation is changed to AUSTIN FUNDING.COM CORPORATION (the "Corporation").

                                 ARTICLE SECOND
                                PRINCIPAL OFFICE

         The address of the registered office of the Corporation in the State of Nevada is 711 S. Carson, Suite 4, Carson City, Nevada 89701. The name of the resident agent of the Corporation at such address is Resident Agents of Nevada, Inc.

                                  ARTICLE THIRD
                                     PURPOSE

         The purpose of the Corporation is to engage in any lawful act or activity, within or without the State of Nevada, for which the Corporation may be organized under the provisions of Chapter 78 of the Nevada Revised Statutes.



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                                 ARTICLE FOURTH
                                 SHARES OF STOCK

         Section 4.01  Number and Class.

                  (a) The aggregate number of shares of stock that the Corporation shall have authority to issue is One Hundred Million (100,000,000) shares, consisting of Eighty Million (80,000,000) shares designated "Common Stock" and Twenty Million (20,000,000) shares designated "Preferred Stock". The shares of Common Stock and the shares of Preferred Stock shall each have a par value of $.001 per share.

                  (b) The Board of Directors of the Corporation shall have the full authority permitted by law, at any time and from time to time, to divide the authorized and unissued shares of Preferred Stock into classes or series, or both, and to determine the following provisions, designations, powers, preferences and relative, participating, optional and other special rights and the qualifications, limitations or restrictions thereof for shares of any such class or series of Preferred Stock:

                           (1) the designation of such class or series, the
                  number of shares to constitute such class or series and the stated or liquidation value thereof;

                           (2) whether the shares of such class or series shall
                  have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

                           (3) the dividends, if any, payable on such class or
                  series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of the same class;

                           (4) whether the shares of such class or series shall
                  be subject to redemption at the election of the Corporation and/or the holders of such class or series and, if so, the times, price and other conditions of such redemption, including securities or other property payable upon any such redemption, if any;

                           (5) the amount or amounts, if any, payable upon
                  shares of such class or series upon, and the rights of the holders of such class or series in, the voluntary or involuntary liquidation, dissolution or winding up, or any distribution of the assets, of the Corporation;

                           (6) whether the shares of such class or series shall
                  be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or

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                  redemption of the shares of such class or series for
                  retirement or other corporate purposes and the terms and provisions relative to the operation thereof;


                           (7) whether the shares of such class or series shall
                  be convertible into, or exchangeable for, shares of stock of any other class or any other series of the same class or any securities, whether or not issued by the Corporation, and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

                            (8) the limitations and restrictions, if any, to be
                  effective while any shares of such class or series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of the same class;

                           (9) the conditions or restrictions, if any, upon the
                  creation of indebtedness of the Corporation or upon the issuance of any additional shares of stock, including additional shares of such class or series or of any other series of the same class or of any other class;

                           (10) the ranking (be it pari passu, junior or senior)
                  of each class or series vis-a-vis any other class or series of any class of Preferred Stock as to the payment of dividends, the distribution of assets and all other matters; and

                           (11) any other powers, preferences and relative,
                  participating, optional and other special rights and any qualifications, limitations or restrictions thereof, insofar as they are not inconsistent with the provisions of these Articles of Incorporation, to the full extent permitted in accordance with the laws of the State of Nevada.

                  (c) Such divisions and determinations may be accomplished solely by action of the Board of Directors, which shall have the full authority permitted by law to make such divisions and determinations.

                  (d) The powers, preferences and relative, participating, optional and other special rights of each class or series of Preferred Stock and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other classes or series at any time outstanding; provided that each series and class is given a distinguishing designation and that all shares of a series have powers, preferences and relative, participating, optional and other special rights and the qualifications, limitations or restrictions thereof identical with those of other shares of the same series and, except to the extent otherwise provided in the description of the series, with those other series of the same class.

          Section 4.02 Dividends - Preferred Stock. Holders of shares of Preferred Stock shall


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be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment thereof, dividends at the rates fixed by the Board of Directors for the respective series before any dividends shall be declared and paid, or set aside for payment, on shares of Common Stock with respect to the same dividend period. Nothing in this ARTICLE FOURTH shall limit the power of the Board of Directors to create a series of Preferred Stock with dividends the rate of which is calculated by reference to, and the payment of which is concurrent with, dividends on shares of Common Stock.

         Section 4.03 Liquidation or Dissolution. In the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of shares of each series of Preferred Stock will be entitled to receive the amount fixed for such series upon any such event plus, in the case of any series on which dividends will have been determined by the Board of Directors to be cumulative, an amount equal to all dividends accumulated and unpaid thereon to the date of final distribution whether or not earned or declared before any distribution shall be paid, or set aside for payment, to holders of Common Stock. If the assets of the Corporation are not sufficient to pay such amounts in full, holders of all shares of Preferred Stock will participate in the distribution of assets ratably in proportion to the full amounts to which they are entitled or in such order or priority, if any, as will have been fixed in the resolution or resolutions providing for the issue of the series of Preferred Stock. Neither the merger nor consolidation of the Corporation into or with any other corporation, nor a sale, transfer or lease of all or part of its assets, will be deemed a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph except to the extent specifically provided for herein. Nothing in this ARTICLE FOURTH shall limit the power of the Board of Directors to create a series of Preferred Stock for which the amount to be distributed upon any liquidation, dissolution or winding up of the Corporation is calculated by reference to, and the payment of which is concurrent with, the amount to be distributed to the holders of shares of Common Stock.

          Section 4.04 Redemption. The Corporation, at the option of the Board of Directors, may redeem all or part of the shares of any series of Preferred Stock on the terms and conditions fixed for such series.

         Section 4.05 Voting Rights - Holders of Preferred Stock. Except as otherwise required by law, as otherwise provided herein or as otherwise determined by the Board of Directors as to the shares of any series of Preferred Stock prior to the issuance of any such shares, the holders of Preferred Stock shall have no voting rights and shall not be entitled to any notice of meetings of stockholders.

         Section 4.06 Voting Rights - Holders of Common Stock. Each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock held of record on all matters on which the holders of shares of Common Stock are entitled to vote. Subject to the provisions of applicable law and any certificate of designation providing for the issuance of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall have and possess the exclusive right to notice of stockholders' meetings and the exclusive power to vote. No stockholder will be permitted to cumulate votes at any election of directors.


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         Section 4.07 Dividends - Common Stock. Subject to all the rights of the
Preferred Stock, the holders of the Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment thereof, dividends payable in cash, stock or otherwise. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after the holders of the Preferred Stock of each series shall have been paid in full in cash the amounts to which they respectively shall be entitled or a sum sufficient for such payment in full shall have been set aside, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests, to the exclusion of the holders of the Preferred Stock.

                                  ARTICLE FIFTH
                                    DIRECTORS

         Section 5.01 Governing Board. The members of the governing board of the Corporation shall be styled directors of the Corporation.

         Section 5.02 Board of Directors. The Board of Directors shall consist of at least one but no more than 10 members. The names and addresses of the present members of the Board of Directors are as follows:

                  NAME                      ADDRESS
                  ----                      -------
         Glenn A. LaPointe                  823 Congress Ave., Suite 515
                                            Austin, Texas 78701

         Bradley J. Farley                  1202 Hallmark
                                            San Antonio, Texas 78216

         Glenn G. Farley                    709 East Calton Road
                                            Laredo, Texas 78041

         L. H. Hardy, Jr.                   P.O. Box 161775
                                            Austin, Texas 78716


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
         Terry G. Hartnett                  6000 Shepherd Mountain Cove
                                            Austin, Texas 78745

         Shannon DeW. Stewart               1901 Aster Way
                                            Round Rock, Texas 78664

         Karen R. Heller                    17206 Reed Park Road
                                            Jonestown, Texas 78645

         Jennifer Ann V. Bullock            6049 Abilene Trail
                                            Austin, Texas 78749

         Section 5.03 Change in the Number of Directors. The number of directors which shall constitute the whole Board of Directors of the Corporation shall be such as from time to time shall be determined by resolution adopted by a majority of the entire Board of Directors, but in no event shall the number of directors be less than one nor more than 10; provided, however, that compliance with the foregoing limitation shall be determined without counting directors elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation. The directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, one class of directors shall have an initial term expiring in 2000; the second class of directors shall have an initial term expiring in 2001; and the third class of directors shall have an initial term expiring in 2002. Except as specifically contemplated by the prior sentence and other than with respect to any directors elected by the holders of any series of Preferred Stock pursuant to the terms of these Articles of Incorporation, at each annual meeting of the stockholders of the Corporation, the date of which shall be fixed by or pursuant to the Bylaws of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the third succeeding annual meeting of stockholders. Each director shall hold office until such director's successor is duly elected and qualified. The election of directors need not be by written ballot.

         Section 5.04 Election of Directors. Advance notice of stockholder nominations for the election of directors and advance notice of business to be brought by stockholders before an annual meeting must be given in the manner provided in the Bylaws of the Corporation. Except as otherwise provided for or fixed by or pursuant to the provisions of ARTICLE FOURTH hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor


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shall have been duly elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

         Section 5.05 Removal of Directors. Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, any director may be removed from office, with or without cause, only by the affirmative vote of the holders of at least seventy percent (70%) of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

                                  ARTICLE SIXTH
                                  STOCKHOLDERS

         Section 6.01 Action by Stockholders. Any action required or permitted to be taken by the stockholders of the Corporation may be effected at a duly called annual or special stockholders' meeting, or by a consent adopted in writing by such shareholders. Special meetings of stockholders of the Corporation may be called by the Chairman of the Board of Directors or by a majority vote of the entire Board of Directors.

         Section 6.02 No Preemptive Rights. Stockholders of the Corporation shall not have any preemptive rights to subscribe for additional issues of stock of the Corporation except as may be agreed from time to time by the Corporation and any such stockholder. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation, if any, shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, an election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the applicable resolution or resolutions of the Board of Directors adopted pursuant to ARTICLE FOURTH of these Articles of Incorporation.

                                 ARTICLE SEVENTH
                               PERIOD OF DURATION

         The Corporation is to have a perpetual existence.

                                 ARTICLE EIGHTH
                         DIRECTOR AND OFFICER LIABILITY

         To the fullest extent permitted by applicable law as then in effect, no director or officer shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer, except for liability for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) for the payment of distributions to stockholders in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this ARTICLE EIGHTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring


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prior to such repeal or modifications.

                                  ARTICLE NINTH
                              STOCKHOLDER LIABILITY

         The holders of the capital stock of the Corporation shall not be personally liable for the payment of the Corporation's debts and the private property of the holders of the capital stock of the Corporation shall not be subject to the payment of debts of the Corporation to any extent whatsoever.

                                  ARTICLE TENTH
                              AMENDMENTS TO BYLAWS

         Subject to the provisions of these Articles of Incorporation, the Bylaws of the Corporation may be altered, amended or repealed at any annual meeting of the stockholders (or at any special meeting thereof duly called for that purpose or by a consent adopted in writing by such shareholders) by an affirmative vote of the shares of at least seventy percent (70%) of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class; provided, that in the notice of such meeting, if any, notice of such purpose shall be given. Subject to the laws of the State of Nevada, these Articles of Incorporation and the Bylaws of the Corporation, the Board of Directors may, be majority vote of those present at any meeting at which a quorum is present, amend the Bylaws of the Corporation, or enact such other Bylaws as in their judgment may be advisable for the regulation of the conduct of the affairs of the Corporation.

                                ARTICLE ELEVENTH
                                   MERGER/SALE

         Any plan of merger or exchange of this Corporation with another corporation or entity, or any sale, lease or exchange of all of its property and assets, or any dissolution of this Corporation, shall require the affirmative vote of the holders of at least seventy percent (70%) of the voting power of all of the then-outstanding shares of the Corporation entitled to vote, voting together as a single class.

                                 ARTICLE TWELFTH
                                 RESERVED RIGHTS

         The Corporation reserves the right to supplement, amend or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Nevada, and all rights conferred on stockholders herein are granted subject to this reservation; provided, however, that, notwithstanding any other provision of these Articles of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by these Articles of Incorporation, the affirmative vote of the holders of at least seventy percent (70%) of the voting power of all of the then-outstanding


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shares of the Corporation entitled to vote, voting together as a single class, shall be required to amend or repeal Articles FIFTH, SIXTH, EIGHTH, NINTH, TENTH, ELEVENTH or TWELFTH.

                                  CERTIFICATION

         We the undersigned President and Secretary of Austin Asset Management Corporation do hereby further certify:

         1. That, at a meeting duly convened on the 19th day of July, 1999, the Board of Directors, by a unanimous vote adopted a resolution to amend the original Articles of Incorporation of the Corporation as set forth in Exhibit "A" attached hereto.

         2. That the number of shares of the Corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation to the Corporation is 21,333,333; that said changes and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.



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         IN WITNESS WHEREOF, Austin Asset Management Corporation has caused this
Certificate of Amended and Restated Articles of Incorporation to be executed by the following authorized officers of said corporation on this ___ day of July, 1999.

                                      AUSTIN ASSET MANAGEMENT CORPORATION



                                     By:
                                        ----------------------------------------
                                        Glenn A. LaPointe, President



                                     By:
                                        ----------------------------------------
                                        Terry G. Hartnett, Secretary


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STATE OF TEXAS    }
                  }
COUNTY OF TRAVIS  }

         On July ____, 1999, personally appeared before me, a Notary Public, Glenn A. LaPointe, President of Austin Asset Management Corporation, who acknowledged that he executed the above instrument.


(Seal)
                                  ----------------------------------------------
                                  Notary  Public  in and for the State of Texas


STATE OF TEXAS    }
                  }
COUNTY OF TRAVIS  }

         On July ____, 1999, personally appeared before me, a Notary Public, Terry G. Hartnett, Secretary of Austin Asset Management Corporation, who acknowledged that he executed the above instrument.


(Seal)
                                  ----------------------------------------------
                                  Notary  Public  in and for the State of Texas




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